Exhibit 99.1

OPENWAVE REPORTS RECORD EARNINGS

Revenue at the High-End of Outlook

REDWOOD CITY, Calif. — January 26, 2006 — Openwave Systems Inc. (Nasdaq: OPWV), the leading provider of open software products and services for the communications industry, today announced that revenues for its second fiscal quarter ended December 31, 2005 were $104.5 million, an increase of $11.0 million, or 12%, from $93.5 million during the December quarter in the preceding year, and an increase of $1.2 million, or 1%, from $103.3 million for the prior quarter ended September 30, 2005.

“We are pleased to announce record earnings today which have exceeded the expectations we set for the company,” said David Peterschmidt, president and CEO of Openwave. “Our performance reflects the efficiencies that now exist in the company and we are optimistic about our ability to capitalize on the opportunities presented by our fast growing market.”

Net income on a GAAP basis for the second fiscal quarter ended December 31, 2005 was $8.4 million, or $0.11 per share, compared to net income of $1.9 million, or $0.03 per share, for the December quarter in the preceding year and a net loss of $7.7 million, or $0.11 per share in the prior quarter.

Net income on a non-GAAP basis, which excludes amortization of intangibles, stock-based compensation, gain on sale of technology, impairment charges, acquisition-related costs and restructuring and related costs, for the second fiscal quarter ended December 31, 2005 was $19.3 million, or $0.22 per diluted share compared with $5.8 million, or $0.08 per diluted share, during the December quarter of the prior year and $9.0 million, or $0.12 per diluted share in the prior quarter. A reconciliation between net income (loss) on a GAAP basis and a non-GAAP basis is provided below in a table immediately following the Condensed Consolidated Statements of Operations.

At December 31, 2005, the Company had cash, cash equivalents, short-term and long-term investments totaling $594.0 million, of which $22.1 million is set aside as restricted cash. On January 13, 2006, the company used approximately $117 million for the acquisition of Musiwave.

Business Outlook

Management’s current outlook for the third fiscal quarter ending March 31, 2006 is that revenues will be within a range of $110 million to $113 million, and fully diluted non-GAAP earnings per share, will be within a range of $0.18 to $0.20. Non-GAAP earnings per share excludes amortization of intangibles, stock-based compensation, and acquisition-related costs and restructuring and related costs.

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Page 2 of 8 — Openwave Reports Second Quarter Fiscal 2006

Conference Call Information

Openwave has scheduled a conference call for 5:00 p.m. eastern time today to discuss its financial results for its fiscal second quarter ended December 31, 2005. Interested parties may access the conference call over the Internet through the Company’s web site at www.openwave.com or by telephone at 800-811-7286 or 913-981-4902 (international). A replay of the conference call will be available for one week beginning at approximately 8:30 p.m. eastern time today by calling 888-203-1112. The replay can be accessed internationally by calling 719-457-0820. Reservation number: 9619410.

A live webcast of the call, together with supplemental financial information, will also be available on the Quarterly Earnings section of Openwave’s website at http://investor.Openwave.com/medialist.cfm for at least 12 months.

About Openwave

Openwave Systems Inc. (Nasdaq: OPWV) is the leading independent provider of open software products and services for the communications industry. Openwave’s breadth of products, including mobile phone software, multimedia messaging software (MMS), email, location and mobile gateways, along with its worldwide expertise enable its customers to deliver innovative and differentiated data services. Openwave is a global company headquartered in Redwood City, California. For more information please visit www.openwave.com.

Non-GAAP Measure

The company’s stated results include a non-GAAP measure, non-GAAP net income (loss), which excludes amortization of intangibles, stock-based compensation, gain on sale of technology, impairment charges, acquisition-related costs and restructuring and related costs from GAAP net income (loss). Management believes the presentation of this non-GAAP information may be useful to investors because the Company has historically provided this or similar information and understands that some investors find it helpful in analyzing the Company’s expenses and comparing them to the expenses of the Company’s competitors or others. Management uses this non-GAAP information, along with GAAP information, in evaluating the Company’s historical and projected operating results, primarily with a view to assessing ongoing expenses exclusive of specific, non-recurring transactions, as may be the case with our gain on sale of technology, restructuring and acquisition-related costs. Management uses the operating results exclusive of our equity-based compensation expense to compare our performance with the Company’s competitors or others. Management does so, in part, because of the divergence of opinion as to the best accounting method of equity compensation, notwithstanding the recent adoption of FAS 123R.

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Page 3 of 8 — Openwave Reports Second Quarter Fiscal 2006

This non-GAAP information is not prepared in accordance with generally accepted accounting principles and may differ from the non-GAAP information used by other companies. Non-GAAP information should not be considered in isolation from, or as a substitute for, information prepared in accordance with GAAP. Moreover, there are material limitations associated with the use of non-GAAP information. In this regard, while some transactions causing the non-GAAP expenses are non-recurring, the Company in the future may effect new transactions, such as acquisitions or restructurings that will trigger similar expenses. Moreover, the Company expects in the future to incur additional equity-based compensation pursuant to FAS 123R as outstanding stock options and restricted stock continue to vest and as a result of the granting of additional equity compensation. For these reasons, our non-GAAP information may not be as useful to investors as the GAAP information also provided.

Cautionary Note Regarding Forward Looking Statements

This release and the scheduled conference call contain forward-looking statements including those set forth above in the business outlook section relating to expectations, plans or prospects for Openwave Systems Inc. that are based upon the current expectations and beliefs of Openwave’s management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Notwithstanding changes that may occur with respect to matters relating to any forward looking statements, Openwave does not expect to, and disclaims any obligation to, update such statements. Openwave, however, reserves the right to update such statements or any portion thereof at any time for any reason.

In particular, the following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: (a) the ability to realize our strategic objectives by taking advantage of market opportunities in the Americas, Europe, the Middle East, and Asia; (b) the ability to make changes in business strategy, development plans and product offerings to respond to the needs of our current, new and potential customers, suppliers and strategic partners; (c) risks associated with the development and licensing of software generally, including potential delays in software development, technical difficulties that may be encountered in the development or use of our software, and potential infringement claims by third parties; (d) the effects of our restructurings and the ability to successfully support our operations; (e) the ability to recruit and retain qualified, experienced employees; (f) the willingness of communication service providers to invest and improve their data networks; (g) the ability to successfully partner with other companies; (h) the ability to successfully manage and integrate Musiwave’s operations and employees, to successfully retain Musiwave’s existing customers, and to continue to grow the Musiwave customer base and revenue in accordance with projections, (i) the ability to acquire additional companies and technologies that complement the Openwave business and to successfully integrate such acquisitions; (j) increased global competition and pricing pressure on our products; (k) technological changes and developments; (l) general risks of the Internet and wireless and wireline telecommunications sectors; and (m) the uncertain economic and political climate in the United States and throughout the rest of the world and the potential that such climate may deteriorate.

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Page 4 of 8 — Openwave Reports Second Quarter Fiscal 2006

For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2005, and any subsequently filed reports. All documents also are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Openwave’s Web site at www.openwave.com

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© 2006 Openwave and the Openwave logo are trademarks and/or registered trademarks of Openwave Systems Inc. All other trademarks are the properties of their respective owners.

INVESTOR CONTACTS: Mike Bishop Sr. Investor Relations Manager Openwave Systems Inc. (650) 480-4461	MEDIA CONTACTS: Hannah Summers Director, Public Relations Openwave Systems Inc. (650) 480-7119 Hannah.summers@openwave.com

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Page 5 of 8 — Openwave Reports Second Quarter Fiscal 2006

OPENWAVE SYSTEMS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(In thousands)

	December 31, 2005	June 30, 2005
Assets
Current Assets:
Cash, cash equivalents and short-term investments	$542,971	$236,555
Accounts receivable, net	138,729	136,865
Other current assets	22,466	21,961

Total current assets	704,166	395,381

Property and equipment, net	17,447	16,765
Long-term investments	28,904	25,909
Restricted cash and investments	22,084	24,293
Intangibles, net and other assets	30,047	34,884
Goodwill	50,769	44,073

	$853,417	$541,305

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$12,410	$10,861
Accrued liabilities	58,829	54,429
Accrued restructuring costs	20,604	20,236
Deferred revenue	51,553	65,623

Total current liabilities	143,396	151,149

Accrued restructuring costs, less current portion	70,862	77,261
Deferred revenue, less current portion	1,893	3,408
Deferred rent obligations	912	691
Deferred tax liabilities, less current portion, net	3,484	5,025
Convertible subordinated notes, net	147,780	147,367

Total liabilities	368,327	384,901

Total stockholders’ equity	485,090	156,404

	$853,417	$541,305

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Page 6 of 8 — Openwave Reports Second Quarter Fiscal 2006

OPENWAVE SYSTEMS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS-UNAUDITED

(In thousands, except per share data)

	Three Months Ended			Six Months Ended
	December 31, 2005	September 30, 2005	December 31, 2004	December 31, 2005	December 31, 2004
Revenues:
License	$50,033	$48,714	$45,791	$98,747	$83,976
Maintenance and support services	24,259	24,388	22,847	48,647	44,345
Professional services	30,196	30,240	24,897	60,436	48,782

Total revenues	104,488	103,342	93,535	207,830	177,103

Cost of revenues:
License	1,343	2,220	1,090	3,563	1,171
Maintenance and support services	8,141	7,774	6,948	15,915	13,585
Professional services	20,443	21,463	19,401	41,906	34,747
Amortization of intangible assets	1,532	1,581	1,409	3,113	2,550

Total cost of revenues	31,459	33,038	28,848	64,497	52,053

Gross profit	73,029	70,304	64,687	143,333	125,050

Operating Expenses:
Research and development	21,186	24,155	22,372	45,341	44,495
Sales and marketing	28,978	29,506	25,754	58,484	48,798
General and administrative	17,392	17,663	12,257	35,055	22,808
Restructuring and other related costs	(1,370)	8,275	585	6,905	1,492
Amortization of other intangible assets	714	714	755	1,428	1,280
Gain on sale of technology	(3,250)	(4,299)	—	(7,549)	—

Total operating expenses	63,650	76,014	61,723	139,664	118,873

Operating income (loss)	9,379	(5,710)	2,964	3,669	6,177
Interest and other (expense), net	999	(330)	1,600	669	1,357
Impairment of non-marketable equity securities	(104)	—	—	(104)	—

Income (loss) before provision for income taxes	10,274	(6,040)	4,564	4,234	7,534

Income taxes	1,830	1,636	2,698	3,466	4,711

Net income (loss)	$8,444	$(7,676)	$1,866	$768	$2,823

Basic net income (loss) per share	$0.11	$(0.11)	$0.03	$0.01	$0.04

Diluted net income (loss) per share	$0.11	$(0.11)	$0.03	$0.01	$0.04

Shares used in computing basic net income (loss) per share	75,003	70,080	66,073	72,542	65,614

Shares used in computing diluted net income (loss) per share	79,433	70,080	70,340	77,224	68,985

Stock-based compensation by category:
Maintenance and support services	$605	$401	$—	$1,006	$—
Professional services	512	387	—	899	—
Research and development	2,116	2,028	90	4,144	208
Sales and marketing	4,203	4,565	378	8,768	501
General and administrative	3,875	2,823	764	6,698	1,117

	$11,311	$10,204	$1,232	$21,515	$1,826

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Page 7 of 8 — Openwave Reports Second Quarter Fiscal 2006

OPENWAVE SYSTEMS INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME

(In thousands, except per share data)

	Three Months Ended			Six Months Ended
	December 31, 2005	September 30, 2005	December 31, 2004	December 31, 2005	December 31, 2004
Reconciliation between GAAP net income (loss) and Non-GAAP:
Net income (loss)	$8,444	$(7,676)	$1,866	$768	$2,823
Exclude:
Restructuring and other related costs	(1,370)	8,275	585	6,905	1,492
Amortization of acquisition-related intangibles	2,246	2,295	2,164	4,541	3,830
Amortization of stock-based compensation	11,311	10,204	1,232	21,515	1,826
Gain on sale of technology	(3,250)	(4,299)	—	(7,549)	—
Impairment of non-marketable equity securities	104	—	—	104	—
Acquisition-related hedging cost	495	177	—	672	—

Non-GAAP net income	$17,980	$8,976	$5,847	$26,956	$9,971

Interest expense on convertible debt, if dilutive*	1,283	—	—	2,565	—

Numerator for diluted non-GAAP earnings per share	$19,263	$8,976	$5,847	$29,521	$9,971

Fully diluted net income (loss) per share**	$0.10	$(0.10)	$0.03	$0.01	$0.04
Exclude:
Restructuring and other related costs	(0.02)	0.11	0.01	0.08	0.02
Amortization of acquisition-related intangibles	0.03	0.03	0.03	0.05	0.05
Amortization of stock-based compensation	0.13	0.14	0.01	0.26	0.03
Gain on sale of technology	(0.04)	(0.06)	—	(0.09)	—
Impairment of non-marketable equity securities	—	—	—	—	—
Acquisition-related hedging cost	—	—	—	0.01	—
Interest expense on convertible debt, if dilutive	0.01	—	—	0.03	—

Non-GAAP net income per share - diluted	$0.22	$0.12	$0.08	$0.35	$0.14

Shares used in computing fully diluted earnings per share	87,587	75,026	70,340	85,378	68,985

*	The impact of an assumed conversion of convertible debt is included in the non-GAAP fully diluted calculation in the three and six months ended December 31, 2005 as its impact is dilutive to non-GAAP earnings per share.
**	For the September 2005 quarter, calculation is the GAAP net loss divided by non-GAAP “shares used in computing fully diluted earnings per share.”

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Page 8 of 8 — Openwave Reports Second Quarter Fiscal 2006

OPENWAVE SYSTEMS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Three Months Ended			Six Months Ended
	December 31, 2005	September 30, 2005	December 31, 2004	December 31, 2005	December 31, 2004
Cash flows from operating activities:
Net income (loss)	$8,444	$(7,676)	$1,866	$768	$2,823
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation, amortization of intangibles and stock-based compensation	15,892	14,969	6,140	30,861	11,087
Accelerated depreciation on restructured property and equipment	—	414	805	414	805
Provision for doubtful accounts	26	692	1,069	718	2,170
Other non-cash expenses, net	(644)	(168)	413	(812)	684
Proceeds from sale of technology	(3,250)	(4,299)	—	(7,549)	—
Changes in operating assets and liabilities, net of effect of acquisitions	(11,511)	(6,938)	(12,197)	(18,449)	(33,936)

Net cash provided by (used for) operating activities	8,957	(3,006)	(1,904)	5,951	(16,367)

Cash flows from investing activities:
Purchases of property and equipment, net	(2,686)	(3,319)	(3,395)	(6,005)	(5,021)
Purchases of intangible assets	—	—	(450)	—	(450)
Acquisitions, net of cash acquired	—	—	(408)	—	(46,841)
Proceeds from sale of technology	3,250	4,299	—	7,549	—
Proceeds (purchases) of investments, net	(129,734)	(12,214)	10,939	(141,948)	9,813
Restricted cash and investments, and non-marketable securities	—	2,116	(952)	2,116	(1,157)

Net cash provided by (used for) investing activities	(129,170)	(9,118)	5,734	(138,288)	(43,656)

Cash flows from financing activities:
Net proceeds from issuance of common stock	285,348	14,239	6,159	299,587	6,926
Other, net	—	—	—	—	(4)

Cash provided by financing activities	285,348	14,239	6,159	299,587	6,922

Effect of exchange rates on cash and cash equivalents	—	—	842	—	615

Net increase (decrease) in cash and cash equivalents	165,135	2,115	10,831	167,250	(52,486)
Cash and cash equivalents at beginning of period	128,577	126,462	90,152	126,462	153,469

Cash and cash equivalents at end of period	$293,712	$128,577	$100,983	$293,712	$100,983

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